RF INDUSTRIES, LTD.
                                7610 Miramar Road
                        San Diego, California 92126-4202


         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS
                          WILL BE HELD ON MAY 30, 2003


     An Annual Meeting of Stockholders of RF Industries, Ltd., a Nevada corporation (the "Company"), will be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, California 92131 on Friday, May 30, 2003, at 1:30 p.m., Pacific Standard Time, for the following purposes:

1. To elect six directors of the Company who shall serve until the 2004 Annual Meeting of Stockholders (and until the election and qualification of their successors).

2. To authorize an amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares.

3. To ratify the selection of J.H. Cohn LLP as the Company's independent public accountants for the fiscal year ending October 31, 2003.

4. To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 2, 2003 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting of Stockholders in person. Regardless of whether you plan to attend the meeting, please sign and date the enclosed Proxy and return it promptly in the accompanying envelope, postage for which has been provided if mailed in the United States. The prompt return of Proxies will ensure a quorum and save the Company the expense of further solicitation. Any stockholder returning the enclosed Proxy may revoke it prior to its exercise by voting in person at the meeting or by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date.


                                            By Order of the Board of Directors

                                            Terrie A. Gross,
                                            Corporate Secretary
                                            Chief Financial Officer

San Diego, California
April 15, 2003

                               RF INDUSTRIES, LTD.
                                7610 Miramar Road
                        San Diego, California 92126-4202


                                 PROXY STATEMENT



General

     The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the "Company"), for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on Friday, May 30, 2003, at 1:30 p.m., local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, California 92131. The Company mailed this Proxy Statement and the accompanying Proxy and Annual Report to all stockholders entitled to vote at the Annual Meeting on or about April 15, 2003.


Voting

     Only stockholders of record at the close of business on April 2, 2003, will be entitled to notice of and to vote at the Annual Meeting. On April 2, 2003, there were 3,398,154 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

     On each or any other matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote and an affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote will be necessary to approve the matter. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter has been approved. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" (i) the nominees of the Board of Directors in the election of the six directors whose terms of office will extend until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, (ii) amendment to the Company's 2000 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 100,000 shares, and (iii) the approval of the re-appointment of J.H. Cohn LLP as the Company's independent auditors for the 2003 fiscal year.


Revocability of Proxies

     When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this statement has the power to revoke it any time before its exercise. It may be revoked by filing with the Secretary of the Company's principal executive office, 7610 Miramar Road, San Diego, California 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.


Solicitation

     The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, telegram, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies other than by mail.


                                   PROPOSAL 1:
                      NOMINATION AND ELECTION OF DIRECTORS

     Each director to be elected will hold office until the next Annual Meeting and until his or her successor is elected and has qualified, or until his or her death, resignation, or removal. Six directors are to be elected at the Annual Meeting. All six nominees are currently members of the Board of Directors.

     The six candidates receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. Each person nominated for election has agreed to serve if elected. If any of such nominees shall become unavailable or refuse to serve as a director (an event that is not anticipated), the Proxy holders will vote for substitute nominees at their discretion. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the four nominees named below.

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE IN FAVOR OF EACH NAMED NOMINEE


Nominees

     Set forth below is information regarding the nominees, including information furnished by them as to their principal occupations for the last five years, and their ages as of October 31, 2002, the end of the Company's last fiscal year.

        Name                   Age           Director Since
        -----                 -----          --------------
        John R. Ehret          65                1991
        Marvin Fink            66                2001
        Howard F. Hill         62                1979
        Henry E. Hooper        49                1998
        Robert Jacobs          51                1997
        Linde Kester           57                2001

     John R. Ehret is President, Chief Financial Officer, and co-owner of TPL Electronics of Los Angeles, California. He holds a B.S. degree in Industrial Management from the University of Baltimore. He has been in the electronics industry for over 35 years.

     Marvin Fink , formerly President of Teledyne's Electronics Group, was at Teledyne for 39 years. He holds a B.E.E. degree from the City College of New York, a M.S.E.E. degree from the University of Southern California and a J.D. degree from the University of San Fernando Valley. He is a member of the California Bar.

     Howard F. Hill, a founder of the Company in 1979, has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He took over the presidency of the Company in July 1993. He has held various positions in the electronics industry over the past 35 years.

     Henry E. Hooper is General Partner of the D3 Family Fund, LP, a partnership that invests in small capitalization value stocks. Previously, Mr. Hooper worked in the distribution industry, and served in various leadership capacities for TESSCO Technologies, a distributor of wireless communications products and services. He holds a bachelors degree and an MBA from Yale University. Mr. Hooper has been in the telecommunications industry for over 15 years.

     Robert Jacobs is RF Industries' Account Executive at Neil Berkman Associates and coordinates the Company's investor relations. He holds an MBA from the University of Southern California and has been in the investor relations industry for over 18 years.

     Linde Kester is the Proprietor of Oregon's Chateau Lorane Winery. He was formerly Chairman and CEO of Xentek, an electronics power conversion manufacturer which he co-founded in 1972. Kester was also a co-founder of Hidden Valley National Bank in Escondido, California. He holds an A.A. in Electron-Mechanical Design from Fullerton College and has over two decades of experience in the electronics industry.


Management

     Howard F. Hill is the President and Chief Executive Officer of the Company. See "Nominees," above.

     Terrie Gross joined the Company in January 1992 as Accounting Manager. She was elected to Corporate Secretary in February 1995, and elected to Chief Financial Officer in May 1997.


Board Committees and Meetings

     During the fiscal year ended October 31, 2002, the Board of Directors held five meetings. All members of the Board of Directors hold office until the next Annual Meeting of Stockholders or the election and qualification of their successors. The Board of Directors also has an Audit Committee and a Compensation Committee. Executive officers serve at the discretion of the Board of Directors.

     During the fiscal year ended October 31, 2002, each Board of Directors member attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which he served.


Audit Committee

     The Audit Committee meets periodically with the Company's management and independent accountants to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent accountants to be retained, and receive and consider the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest. The Audit Committee, which as of the end of fiscal 2002 was composed of Mr. Hooper, Mr. Fink and Mr. Kester, met one time during fiscal 2002. The Audit Committee operates under a formal charter that governs its duties and conduct. The Charter was reproduced as Appendix A to the Company's proxy statement for the Annual Meeting of stockholders held on May 11, 2001

     The  Compensation  Committee  consists  of Messrs.  Ehret,  Fink,  Hill and
Kester.   The   Compensation   Committee  is  responsible  for  considering  and
authorizing remuneration arrangements for senior management.

                             Executive Compensation

     Summary of Cash and Other Compensation.
     --------------------------------------
     The following table sets forth compensation for services rendered in all capacities to the Company for each person who served as the Company's Chief Executive Officer during the fiscal year ended October 31, 2002 (the "Named Executive Officer"). No other executive officer of the Company received salary and bonus, which exceeded $100,000 in the aggregate during the fiscal year ended October 31, 2002.



             Annual Compensation                                    Long-Term Compensation Awards
             -------------------                                    -----------------------------
                                                                                                     Securities
                                                                                                     Underlying
Name and Principal Position                           Year           Salary          Bonus        Options/SARs (#)
---------------------------                           ----           ------          -----        ----------------
                                                                       ($)            ($)
Howard F. Hill, President                             2002           125,000         30,000             4,000
   Chief Executive Officer, Director
                                                      2001           125,000         25,000             4,000
                                                      2000           125,000         25,000             4,000

     As permitted by rules established by the SEC, no other annual compensation is shown because perquisites and other non-cash benefits provided by the Company do not exceed the lesser of 10% of bonus plus salary or $50,000 for the last three fiscal years.

     Option Grants.
     --------------
     The following table contains information concerning the stock option grants to the Company's Named Executive Officer for the fiscal year ended October 31, 2002.

                        Option Grants in Last Fiscal Year
                        ---------------------------------

                                                                   % of Total Options
                                      Securities Underlying        Granted to Employees      Base Price      Expiration
         Name                          Options Granted (#)           in Fiscal Year           ($/Share)         Date
        ------                        ---------------------        -------------------       -----------     ------------
Howard F. Hill, President
Incentive Stock Option                        2,000                        1.9%                $2.07        October 2012
Non-Qualified Option                          2,000                        14.3%               $1.76        October 2012


     Option Exercises and Holdings.
     ------------------------------
     No options were exercised by Mr. Hill, the Named Executive Officer, during the fiscal year ended October 31, 2002. The following table sets forth information concerning option exercises and option holdings and the value, at October 31, 2002, of unexercised options held by the Named Executive Officer:

                                   Aggregated Options/SAR Exercises in Last Fiscal Year
                                          and Fiscal Year-End Option/SAR Values
                                   -----------------------------------------------------

                                                                                                      Value of
                                                                                                     Unexercised
                                          Value Realized            Number of Unexercised            In-the-Money
                         Shares           Market Price at           Options/SARs at Fiscal          /SARs at Fiscal
                         Acquired         Exercise Less                  Year-End (#)                 Year-End ($)
Name                    Exercise #       Exercise Price ($)      Exercisable      Unexercisable       Exercisable (1)
----                    ----------       ------------------      -----------      -------------       -----------
Howard F. Hill,              0                   0                 462,000              0               $933,280
President


(1) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing value per share was $2.07 on the last trading day of the fiscal year as reported on the Nasdaq SmallCap Market.

     During the fiscal year ended October 31, 2002, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers.


Employment Agreement

     The Company has no employment or severance agreements with any of its executive officers for payments of more than $100,000, other than with the President/Chief Executive Officer. On June 1, 1994, the Company entered into a six-year, renewable employment contract with the President calling for annual compensation of $85,000, increased to $125,000 in 1999, plus a bonus to be determined by the Board. The employment contract was renewed effective January 1998 and the current term expires in 2005. In the event Mr. Hill is terminated for a material breach of the employment contract, he shall be paid one years' initial base salary. In addition, the employment contract granted the President options to acquire 500,000 shares of common stock at $.10 per share. Such options vested ratably over the first six-year term of the initial agreement. Upon termination, Mr. Hill must exercise his options within one year of written notice. The shares underlying his options may be sold to the Company at an agreed upon price, and the Company has a right of first refusal to purchase such shares.


Compensation of Directors

     The Company compensates its directors with an annual grant of options to purchase 2,000 shares of common stock. The exercise price of the options is set at 85% of the closing price of the common stock on the last day of the fiscal year. During the fiscal year ended October 31, 2002, options to purchase 2,000 shares of common stock were granted to each of the following directors: Messrs. Ehret, Mr. Fink, Mr. Hill, Hooper, Mr. Jacobs and Mr. Kester. All options granted were $1.76 per share. The directors are also eligible for reimbursement of expenses incurred in connection with attendance at Board meetings and Board committee meetings.


Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 2003 by: ( i ) each director and nominee for director; (ii) the executive officer named in the Summary Compensation Table in Executive Compensation; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock.

Name and Address of                        Number of Shares (1) &( 2)       Percentage (2)
Beneficial Owner                           Beneficially Owned              Beneficially Owned
------------------                         ------------------             ------------------
Hytek International, Ltd.                  752,167                         22.1%
690 West 28th Street
Hialeah, FL 33010
Howard H. Hill                             512,000(3)                      13.3%
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202
John R. Ehret                              14,000(4)                       *
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202
Robert Jacobs                              6,000(5)                        *
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202
Henry E. Hooper                            17,555(6)                       *
7610 Miramar Road, Building 6000
San Diego, CA 92126-4202
Marvin Fink                                15,165(7)                       *
7610 Miramar Rd., Bldg. 6000
San Diego, CA 92126-4202

Linde Kester                               58,072(8)                       1.7%
7610 Miramar Rd., Bldg. 6000
San Diego, CA 92126-4202

All Directors and Officers as a Group (7   706,792(8)                      15.1%
Persons)

(1) This table is based on information supplied by officers, directors and principal stockholders, excluding Hytek International, Inc. Except as indicated in the footnotes to this table and pursuant to applicable community property laws to the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. The inclusion in this table of such shares does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit of such shares.
     Applicable percentages are based on 3,398,154 shares outstanding on February 28, 2003. (2) Shares of Common Stock, which were not outstanding but which could be acquired upon exercise of an option within 60 days from the date of this filing, are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose. (3) Includes 462,000 shares, which Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days. (4) Consists of 14,000 shares, which Mr. Ehret has the right to acquire upon exercise of options exercisable within 60 days. (5) Consists of 6,000 shares, which Mr. Jacobs has the right to acquire upon exercise of options exercisable within 60 days. (6) Consists of 17,555 shares, which Mr. Hooper has the right to acquire upon exercise of options exercisable within 60 days. (7) Consists of 15,165 shares, which Mr. Fink has the right to acquire upon exercise of options exercisable within 60 days. (8) Includes 16,170 shares, which Mr. Kester has the right to acquire upon exercise of options exercisable within 60 days. (9) Includes 602,890 shares, which the directors and officers have the right to acquire upon exercise of options exercisable within 60 days. *

     *Represents less than 1% of the outstanding shares.

There is no arrangement known to the Company, the operation of which may at a subsequent date result in a change of control of the Company.



                      EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2002 with respect to the shares of Company common stock that may be issued under the Company's existing equity compensation plans.

                                                                   A                     B                        C
                                                         --------------------    -----------------    -------------------------

                                                                                                        Number of Securities
                                                                                                       Remaining Availible for
                                                          Number of Securities    Weighted Average      Future Issuance Under
                                                           to be Issued Upon      Exercise Price of    Equity Compensation Plans
                                                             Exercise of            Outstandig          (Excluding Securities
                     Plan Catagory                        Outstanding Options       Options ($)         Reflected in Column A)
------------------------------------------------------    --------------------    -----------------    -------------------------
Equity Compensation Plans Approved by
  Stockholders (1)                                              539,764               $2.77                     57,651
Equity Compensation Plans Not Approved by
  Stockholders (2)                                              706,000               $0.89                      -0-
Total                                                         1,245,764               $1.71                     57,651

(1) Consists of options granted under the R.F. Industries, Ltd. (i) 2000 Stock Option Plan, (ii) the 1990 Incentive Stock Option Plan, and (iii) the 1990 Non-qualified Stock Option Plan. The 1990 Incentive Stock Option Plan and Non-qualified Stock Option Plan have expired, and no additional options can be granted under these plans. Accordingly, the 57,651 shares remaining available for issuance represent shares under the 2000 Stock Option Plan.

(2) Consists of options granted to five executive officers and/or key employees of the Company under employment agreements entered into by the Company with each of these officers and employees.

Compliance With Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of reporting forms received by the Company, the Company believes that during its most recent fiscal year ended October 31, 2002, that its officers and directors complied with the filing requirements under Section 16(a).

                                   PROPOSAL 2
                     AMENDMENT OF THE 2000 STOCK OPTION PLAN

     At the Annual Meeting, stockholders are being asked to approve an amendment to the Company's 2000 Stock Option Plan (the "2000 Plan") that would increase the shares reserved for issuance thereunder by 100,000 shares of Common Stock. Currently, the 2000 Plan provides that the aggregate number of options that can be awarded under the 2000 Plan shall be (i) 300,000 plus (ii) an annual increase of the lesser of 10,000 shares or 4% of the total number of shares of Common Stock outstanding. The proposes amendment would increase the minimum 300,000 shares to 400,000 shares.


General

     The Company's 2000 Plan provides for the grant of options to employees and consultants of the Company. The increase in shares reserved for issuance under the 2000 Plan has been necessitated by the hiring of new employees and the grant of additional stock options to current employees as previously granted options vest and become exercisable. The Company does not believe that the shares remaining available for future grant pursuant to the 2000 Plan are sufficient to attract new employees or retain existing employees. The increase will provide sufficient additional stock to continue the Company's policy of equity ownership by employees and consultants as an incentive to contribute to the Company's success.

     As of October 31, 2002, options for 262,349 shares had been granted under the 2000 Plan and 57,651 shares remained available for future grants. Shares not purchased under an option prior to its expiration will be available for future option grants under the 2000 Plan. As of October 31, 2002, the fair market value of shares subject to outstanding options was approximately $543,000, based upon the closing price of the Common Stock as reported on the Nasdaq Stock Market system on such date.

The primary features of the 2000 Plan are summarized below.


Purpose

     The purposes of the 2000 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company and to promote the success of the Company's business.


Share Reserve

     The Board of Directors and stockholders adopted the 2000 Plan in 2000. The Company has reserved for issuance under the 2000 Plan 300,000 shares of common stock plus the number of shares by which the 2000 Plan automatically increases. On January 1 of each year, starting with the year 2001, the number of shares in the reserve will automatically increase by 4% of the total number of shares of common stock of the Company that are outstanding at that time or by 10,000 shares, whichever is less. In general, if options awarded under the 2000 Plan are forfeited, then those options will again become available for grant under the 2000 Plan.


Administration

     The Compensation Committee of the Board of Directors ("Committee") administers the 2000 Plan. The Committee has the complete discretion to make all decisions relating to the interpretation and operation of the 2000 Plan. The Committee has the discretion to determine who will receive an option, what type of option it will be, how many shares will be covered by the option, what the vesting requirements will be (if any), and what the other features and conditions of each option will be. The Committee may also reprice outstanding options and modify outstanding options in other ways.


Eligibility

     Employees, outside directors and independent consultants and advisors to the Company and its subsidiaries are eligible to participate in the 2000 Plan.


Types of Award

     The 2000 Plan provides incentive stock options to purchase shares of common stock of the Company and nonstatutory stock options to purchase shares of common stock of the Company.


Exercise Price, Payment and Transferability

     An optionee who exercises an incentive stock option may qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986. Nonstatutory stock options, however, do not qualify for such favorable tax treatment. The exercise price for incentive stock options granted under the 2000 Plan may not be less than 100% of the fair market value of the common stock of the Company on the option grant date. In the case of nonstatutory options, the minimum exercise price is 85% of the fair market value of the common stock of the Company on the option grant date. Optionees may pay the exercise price by using the following methods of payment as determined by the Committee: cash; shares of common stock that the optionee already owns; a full-recourse promissory note, except that the par value of newly issued shares must be paid in cash; an immediate sale of the option shares through a broker designated by the Company; or a loan from a broker designated by the Company, secured by the option shares.

     Options are generally not assignable or transferable other than by will or the laws of inheritance and, during the optionee's lifetime, the option may be exercised only by such optionee.


Vesting of Options and Termination of Service

     The options will vest at the time or times determined by the Committee. Options generally expire 10 years after they are granted, except that they generally expire earlier if the optionee's service terminates earlier. Upon the optionee's cessation of employment or service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. However, at any time while the options remain outstanding, the Committee will generally have discretion to extend the period following the optionee's cessation of employment or service during which his or her outstanding options may be exercised. The Committee will also have discretion to accelerate the exercisability or vesting of those options in whole or in part at any time.


Change in Control

     If a change in control of the Company occurs, an option under the 2000 Plan may become fully vested and exercisable as determined by the Committee. A change in control includes: (i) a merger of the Company after which the Company's stockholders own 50% or less of the surviving corporation (or its parent company); (ii) a sale of all or substantially all of the Company's assets; (iii) a change in the composition of the Board that results in the replacement of more than one-half of the Company's incumbent directors over a 24-month period; or
(iv) an acquisition of 20% or more of the Company's outstanding stock by any person or group, other than a person related to the Company (such as a holding company owned by the Company's stockholders).


Amendments

     The Board may amend or terminate the 2000 Plan at any time. If the Board amends the 2000 Plan, it does not need to ask for stockholder approval of the amendment unless applicable law requires it.


Federal Income Tax Consequences

     Options granted under the 2000 Plan may be either incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

     Incentive Options No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal income tax purposes, dispositions are divided into two categories: qualifying dispositions and disqualifying dispositions. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

     Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

     Non-Statutory Options No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

     The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.


Accounting Treatment

     Option grants made to employees or directors under the 2000 Plan that have exercise or issue prices that are equal to or greater than the fair market value per share on the grant or issue date will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to its financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense.

     Option grants or stock issuances made to employees or directors under the 2000 Plan that have exercise or issue prices that are less than the fair market value per share on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company's earnings over the period that the option shares or issued shares are to vest.

     Option grants made to non-employee consultants under the 2000 Plan will result in a direct charge to the Company's reported earnings over the vesting period based upon the fair value of the option measured as of the grant date.

     The number of outstanding options may affect the Company's earnings per share on a fully diluted basis.

Option Grants

     The following table sets forth with respect to the Named Executive Officers and the various indicated groups, the number of shares of Common Stock subject to the stock options granted under the 2000 Plan from November 1, 2001 through October 31, 2002 and the weighted average exercise price payable per share.

                                                                                            Weighted Average
                                                                            Number of       Exercise Price of
Name and Position                                                          Option Shares     Granted Options
------------------                                                        ---------------   -----------------
Howard F. Hill, President, Chief Executive Officer and Director                4,000             $1.92
John R. Ehret, Director                                                        2,000             $1.76
Marvin Fink, Director                                                          2,000             $1.76
Henry E. Hooper, Director                                                      2,000             $1.76
Robert Jacobs, Director                                                        2,000             $1.76
Linde Kester, Director                                                         2,000             $1.76

All current executive officers as a group (2 persons)                          6,000             $1.97
All current non-employee directors as a group (5 persons)                     10,000             $1.76
All employees, including current officers who are not executive
 officers, as a group (54 persons)                                           106,430             $2.04

--------------

Required Vote

     The affirmative vote of the holders of a majority of the Common Stock present or represented at the Annual Meeting is required to approve the amendments to the 2000 Plan.

                                   PROPOSAL 3:
                              SELECTION OF AUDITORS

     Subject to stockholder approval at the Annual Meeting, the Board has selected J.H. Cohn LLP to continue as the Company's independent auditors for the fiscal year ending October 31, 2003. A representative of J.H. Cohn LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

     Stockholder ratification of the selection of J.H. Cohn LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of J.H. Cohn LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of J.H. Cohn LLP.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3


                        REPORT OF THE AUDIT COMMITTEE (1)

     The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended October 31, 2002.

     The Audit Committee has reviewed and discussed the Company's audited financial statements with the management. The Audit Committee has discussed with J.H. Cohn LLP, the Company's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication With Audit Committees which includes, among other items, matters related to the conduct of the audit of the Company's financial statements. The Audit Committee has also received written disclosures and the letter from J.H. Cohn LLP required by Independence Standards Board Standard No. 1, which relates to the accountant's independence from the Company and its related entities, and has discussed with
J. H. Cohn LLP their independence from the Company.

     The Audit Committee acts pursuant to the Audit Committee Charter. Fees for J.H. Cohn LLP for the last fiscal year were: Audit $34,400 and all other fees of $46,000, which includes reviewing Form 10-Qs, preparation of tax filings, and other matters. The Audit Committee does not believe that any of the additional services provided by J.H. Cohn LLP are incompatible with J.H. Cohn LLP's independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company Annual Report on Form 10-KSB for the fiscal year ended October 31, 2002.

     The Audit Committee has also recommended that J.H. Cohn be engaged as the Company's auditors for the fiscal year ending October 31, 2003.


                                           AUDIT COMMITTEE

                                           Marvin Fink
                                           Henry Hooper
                                           Linde Kester


(1) The material in this report is not deemed "soliciting material," is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stock Performance Graph(1)

     The following graph compares the cumulative total return for the Company, the NASDAQ US Stock Index and the NASDAQ Electronic Components Stock Index during the last five fiscal years. The graph shows the value, at the end of each calendar month, of $100 invested in the Common Stock or the indices on October 31, 1997. Historic stock price performance is not necessarily indicative of future stock price performance.

(GRAPHIC OMMITTED)

o The monthly return on investment for each of the periods for the Company is based on the closing price on the last trading day of each month. The Indices are based on their respective values on the final trading day of each month.



Certain Transactions

     On April 1, 1997, the Company loaned to Howard Hill, its President and Chief Executive Officer, $70,000 pursuant to a Promissory Note which provides for interest at the rate of 6% per annum and which has no specific due date for principal. Interest on the loan is paid annually. The loan is evidenced by a promissory note that is secured by a lien on certain of Mr. Hill's personal property.

     Mr. Jacobs, a director of the Company, is an employee of Neil Berkman Associates, the Company's public relations firm. For the fiscal years ended October 31, 2002 and October 31, 2001, the Company paid to Neil Berkman Associates $39,360 and $31,785, respectively, for services rendered.

                             STOCKHOLDERS' PROPOSALS

     Stockholders who intend to submit proposals at the 2004 Annual Meeting must submit such proposals to the Company no later than December 15, 2003 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202.

                                 ANNUAL REPORTS

     The Company's 2003 Annual Report on Form 10-KSB which includes audited financial statements for the Company's fiscal year ended October 31, 2002, is being mailed with the Proxy Statement to stockholders of record on or about April 15, 2003.

                                  OTHER MATTERS

     The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting of any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.


                                                     Terrie A. Gross,
                                                     Corporate Secretary
                                                     Chief Financial Officer

San Diego, California
April 15, 2003

                                      PROXY

                               RF INDUSTRIES, LTD.
                              a Nevada Corporation
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 30, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Howard F. Hill and John Ehret, or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of RF Industries, Ltd., held of record by the undersigned on April 2, 2003 at the Annual Meeting of Stockholders to be held at the Mira Mesa Hotel at 9888 Mira Mesa Blvd., Function Room A, San Diego, CA 92126 on Friday, May 30, 2003, at 1:30 p.m. Pacific Standard Time, or any adjournments or postponement thereof with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1. For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.

    [ ] FOR all nominees listed below         [ ]  WITHHOLD AUTHORITY to vote
        (except as marked to the contrary          for all nominees listed below
         below)

     Nominees: Howard F. Hill, John R. Ehret, Henry E. Hooper , Robert Jacobs, Marvin Fink and Linde Kester.

     (INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2. Proposal to authorize an amendment to the company's 2000 stock option plan to increase the number of shares of common stock reserved for issuance thereunder by 100,000 shares.

       [ ]      For              [ ]      Against           [ ]      Abstain
                                                                              -

3.   Proposal to ratify appointment of J.H. Cohn LLP, as independent auditor.

       [ ]      For              [ ]      Against           [ ]      Abstain

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.



     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1, 2 and 3. I understand that I may revoke this Proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to the commencement of the Annual Meeting.

DATED:
       _____________________________



       _____________________________
         Signature


       _____________________________
         Signature if Held Jointly


       _____________________________
         Number of Shares


Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.

--------